Exhibit 10(j)
State Street


State Street Bank and Trust Company
P.O. Box 351
Boston, Massachusetts  02101





March 17, 1995



Mr. Carleton F. Bryant III
Chief Operating Officer
Westerbeke Corporation
Avon Industrial Park
Avon, MA  02322

Dear Carl:

I am pleased to inform you that in accordance with our discussion and based on the financial and other information you have furnished, State Street Bank and Trust Company (the "Bank") has completed the necessary credit approval process to renew a $3,000,000 secured line of credit (the "Line of Credit") for Westerbeke Corporation (the "Company"). The Line of Credit will be available for working capital purposes and will continue to be made available pursuant to the terms and conditions of the letter agreement (the "Agreement") dated May 22, 1992. Such terms and conditions are summarized below.

The terms and conditions of the Bank's facility to the Company are as follows:

Line of Credit - $3,000,000
--------------

The Bank will make available a Line of Credit, secured by a first lien on the Company's accounts receivable and inventory, to be used for working capital purposes. Advances under the Line of Credit will be limited to the lesser of
(i) $3,000,000 or (ii) a formula including up to 80% of the unpaid face amount of all eligible accounts receivable which are no more than ninety ("90") days from invoice date, plus 40% of inventory. Advances against inventory will be capped at $2,000,000.

The Line of Credit may be used for direct borrowings, letters of credit up to 270 days, and bankers' acceptances.

A one quarter of one percent (1/4%) per annum fee will be charged on the unused Line of Credit amount, charged quarterly in arrears.

Borrowings will bear interest at the State Street Bank and Trust Company Prime Rate, as announced from time to time.

General Terms and Conditions
----------------------------

Until the termination of the facility, the Company will maintain its primary deposit and disbursement accounts at State Street Bank and Trust Company.

The Company will furnish quarterly financial statements including a consolidated balance sheet, statement of income, statement of retained earnings, statement of changes in working capital, and statement of cash flows, compiled by the Company and certified by the Company's Chief Operating Officer or Controller to the effect that the statements are prepared in accordance with generally accepted accounting principles consistently applied and are accurate and complete, to be delivered to the Bank within 60 days after the end of each of the Company's first, second, and third fiscal quarters. Such statements to set forth a comparison to the results of operations from the previous fiscal year.

The Company will furnish annual financial statements including a consolidated balance sheet, statement of income, statement of retained earnings, statement of changes in working capital, and statement of cash flows, audited by independent public accountants acceptable to the Bank and certified by such accountants to the effect that the statements are prepared in accordance with generally accepted accounting principles consistently applied and are accurate and complete, to be delivered to the Bank within 90 days after the end of the Company's fiscal year. Such statements to set forth a comparison to the results of operations from the previous fiscal year.

The Company will furnish monthly accounts receivable agings along with monthly borrowing base certificates, signed by an authorized officer of the Company, for the purposes of determining availability under the Line of Credit. Such borrowing base certificates are to be delivered to the Bank within 20 days after the end of each of the Company's fiscal months.

Periodic field examinations will be performed by the Bank, similar to those conducted in the past.

The Company will furnish operating projections, including income statement and balance sheet, broken down by each fiscal quarter, to the Bank within 60 days after the end of the Company's fiscal year.

The Company will also be required to furnish such other information about the Company's financial condition and operations as the Bank may request from time to time.

The availability of advances, letters of credit, and banker's acceptances under the Line of Credit will be subject to the condition that the Bank continue to be satisfied with the business and financial condition of the Company and to adverse changes in government regulations or monetary policy.

The availability of the Line of Credit will be reviewed by the Bank from time to time and in any event prior to March 31, 1996 to determine whether the Line of Credit should be continued or renewed.

All advances, direct or contingent, will be payable on March 31, 1996 and will be evidenced by the fully-executed promissory note which is enclosed.

The Bank specifically reserves the right to propose additional terms which are not inconsistent with the terms set forth in this letter.

The Bank's willingness to provide the financing contained in this letter is also subject to the following conditions: (i) there are no material misstatements or omissions in the financial statements or other information provided, and (ii) that, in the Bank's judgement, there has been no material adverse change in the business, assets, financial condition, or prospects of the Company since the financial statements dated as of January 28, 1995.

As an inducement to the Bank to extend the Line of Credit, you represent and warrant to the Bank that (i) the execution, delivery and performance of all the agreements and instruments in connection with the Line of Credit are within the Company's power and authority and have been authorized by all necessary corporate proceedings and will not contravene any provision of the Company's charter or bylaws or any agreement or undertaking binding upon the Company; (ii) the Line of Credit is a legal, valid and binding obligation of the Company which does not require the consent or approval of any governmental agency or authority; and (iii) there is no litigation, proceeding or investigation pending, or to the knowledge of the officers of the Company, threatened against the Company other than previously disclosed to the Bank.

Carl, I hope the terms and conditions outlined above meet with your approval.
I look forward to reviewing this letter with you in detail at your convenience.

Please indicate your acceptance of the terms and conditions contained herein by signing on the line provided below on or before March 31, 1995.


Sincerely,



/s/  R. Thomas Coffey
---------------------
R. Thomas Coffey
Assistant Vice President



Accepted:



WESTERBEKE CORPORATION



/s/  Carleton F. Bryant III
---------------------------
By:  Carleton F. Bryant III
Title:  Chief Operating Officer
Date:  March 22, 1995